Exhibit 99.1

Diamond Foods Reports First Quarter Fiscal 2015 Financial Results
Reiterates Fiscal Year 2015 Outlook
SAN FRANCISCO, December 8, 2014 (GLOBE NEWSWIRE) - Diamond Foods, Inc. (NASDAQ: DMND) ("Diamond" or the "Company") today reported financial results for its fiscal 2015 first quarter ended October 31, 2014.
First Quarter Fiscal 2015 Highlights

•	Net sales were $246.6 million, up 5.1%

•	Snacks segment net sales were $116.6 million, up 3.6%

•	Nuts segment net sales were $130.0 million, up 6.5%

•	Gross margin was 24.1%, compared to 24.7%

•	GAAP net income was $7.7 million and GAAP diluted earnings per share ("EPS") was $0.24

•	Non-GAAP net income was $8.9 million and non-GAAP diluted EPS was $0.28, up 33.3%

•	Adjusted EBITDA was $30.7 million, up 5.5%

(All comparisons above are to the first quarter of fiscal 2014. Non-GAAP financial measures are reconciled in the tables below.)

“We are pleased with our first quarter results, with market share gains in the U.S. on Kettle, Pop Secret and Diamond of California contributing to a solid 5.1% increase in net sales,” said Brian J. Driscoll, President and CEO. “With these results and based on our outlook for the remainder of the year, we are reiterating our annual adjusted EBITDA and non-GAAP EPS guidance.”
First Quarter Fiscal 2015
Consolidated net sales during the quarter were $246.6 million, up 5.1%, compared to the same quarter of the prior year, mainly as a result of higher Kettle US, Diamond of California and Emerald 100 calorie pack sales, partially offset by lower sales in the UK, which was impacted by the loss of a private label contract. Gross profit was $59.4 million, or 24.1% of net sales, for the first quarter of fiscal 2015, compared to $57.9 million, or 24.7% of net sales, for the same quarter in the prior year.
GAAP net income during the quarter was $7.7 million. GAAP diluted EPS was $0.24 in the first quarter of fiscal 2015 compared to a loss of $1.92 in the first quarter of fiscal 2014. Excluding legal expenses and other items described below, non-GAAP net income for the first quarter of fiscal 2015 was $8.9 million and non-GAAP diluted EPS was $0.28, compared to $0.21 in the first quarter of fiscal 2014. Adjusted EBITDA was $30.7 million in the first quarter of fiscal 2015, compared to $29.1 million in the prior year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.
As of October 31, 2014, net debt outstanding was $637.3 million, including $8.0 million drawn on the $125 million ABL Revolver.

Segment Review - First Quarter Fiscal 2015
Snacks Segment: Net sales during the quarter were $116.6 million, up 3.6% compared to the prior year period. Gross profit was $43.0 million, or 36.8% of net sales, for the first quarter of fiscal 2015, compared to $39.4 million, or 35.0% of net sales, for the same quarter in the prior year. Gross margin increased due to improved productivity and lower input costs.
Nuts Segment: Net sales during the quarter were $130.0 million, up 6.5% compared to the prior year period. Gross profit was $16.4 million, or 12.6% of net sales, in the first quarter of fiscal 2015, compared to $18.5 million, or 15.2% of net sales, for the same quarter in the prior year. Gross margin decreased principally due to higher tree nut costs and unfavorable channel and product mix.
Outlook
The Company reiterated its fiscal 2015 outlook for adjusted EBITDA of $115 million to $123 million and non-GAAP diluted EPS of $0.90 to $1.10. The Company's outlook includes the following expectations: input cost inflation of 3% to 4%, productivity improvements of 2% to 3%, a U.S./U.K. exchange rate of $1.60 per £1, a non-GAAP effective tax rate of between 26% to 28%, stock-based compensation of $9.7 million and 31.9 million fully diluted shares outstanding.
Fiscal 2015 adjusted EBITDA, a non-GAAP financial measure, excludes items such as interest expense, income taxes, depreciation, amortization, stock based compensation as well as certain legal expenses and litigation settlements, asset impairments and certain other projected costs.
Conference Call
The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin today at 4:30 p.m. ET. To participate on the live call listeners in North America may dial (888) 556-4997 and international listeners may dial (719) 457-2727.
In addition, the call will be broadcast live over the Internet hosted at the "Investor Relations" section of the Company's website at http://www.diamondfoods.com and will be archived online through December 22, 2014. A telephonic playback will be available from 7:30 p.m. ET, December 8, 2014, through December 22, 2014. North America listeners may dial (877) 870-5176 and international listeners may dial (858) 384-5517; the passcode is 3970339.
About Diamond Foods
Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle Brand® chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond's products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information, visit the Company's corporate web site: http://www.diamondfoods.com.
Note Regarding Forward Looking Statements
This press release and the accompanying conference call include forward-looking statements that are based on our current expectations and assumptions only as of the date of this press release.  These forward looking statements, including statements under the caption “Guidance,” are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements.  In particular, our predictions about our business and our guidance for adjusted EBITDA and non-GAAP diluted earnings per share (including related expectations regarding cost inflation, productivity improvements, exchange rates, our effective tax rate, stock-based compensation and fully diluted shares outstanding) could be affected by a variety of factors including: commodity headwinds; crop harvest; progress against the Company’s turnaround plan; unexpected delays or increased costs in implementing our business strategies; risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry; the dilutive impact of equity issuances; risks relating to litigation and regulatory proceedings; uncertainties relating to our relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; general economic and capital markets conditions; competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions including, changes in inflation rates, interest rates, tax rates, or the availability of capital; consumer acceptance of new products and product improvements; customer and consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in the accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer preferences and demand for our products; effectiveness of advertising, marketing and promotional programs; changes in consumer behavior, trends and preferences; consolidation in the retail environment, changes in purchasing and inventory levels of significant customers; disruption or inefficiencies in the supply chain; benefit plan expenses; failure or breach of our information technology systems; and political and economic conditions in other countries. Risks and uncertainties are discussed in greater detail in the “Risk Factors” sections of the periodic reports that we file with the SEC. Many of our forward-looking statements include discussions of trends and anticipated developments under the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the periodic reports that we file with the SEC. We use the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," "may" and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other "forward-looking" information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Financial Summary
Summarized Statement of Operations:

	Three Months Ended October 31,
	2014	2013
Net sales	$246,621	$234,668
Cost of sales	187,231	176,735
Gross profit	59,390	57,933
Operating expenses:
Selling, general and administrative	28,582	56,556
Advertising	11,816	10,658
Loss on warrant liability	—	16,976
Total operating expenses	40,398	84,190
Income (loss) from operations	18,992	(26,257)
Interest expense, net	10,236	14,848
Income (loss) before income taxes	8,756	(41,105)
Income taxes	1,062	1,048
Net income (loss)	$7,694	$(42,153)
Income (loss) per share:
Basic	$0.25	$(1.92)
Diluted	$0.24	$(1.92)
Shares used to compute income (loss) per share:
Basic	31,042	21,954
Diluted	31,468	21,954

Segment Information:

	Three Months Ended October 31,		% Change from
	2014	2013	2013 to 2014
Net sales
Snacks	$116,590	$112,589	3.6%
Nuts	130,031	122,079	6.5%
Total	$246,621	$234,668	5.1%
Gross profit
Snacks	$42,956	$39,424	9.0%
Nuts	16,434	18,509	(11.2)%
Total	$59,390	$57,933	2.5%
Summarized Balance Sheet Data:

	Three Months Ended October 31,
	2014	2013
ASSETS
Total current assets	$403,323	$362,178
Property, plant and equipment, net	132,997	128,490
Goodwill	405,113	405,809
Other intangible assets, net	383,874	392,181
Other long-term assets	13,104	18,560
Total assets	$1,338,411	$1,307,218
LIABILITIES AND STOCKHOLDER'S EQUITY
Total current liabilities	$287,099	$451,563
Long-term obligations	636,289	587,265
Deferred income taxes	112,871	106,005
Other liabilities	21,563	22,374
Total stockholders' equity	280,589	140,011
Total liabilities and stockholders' equity	$1,338,411	$1,307,218

Non-GAAP Financial Information
Reconciliation of Income (Loss) Before Income Taxes to Non-GAAP EPS:

	Three Months Ended October 31,
	2014	2013
GAAP income (loss) before income taxes	$8,756	$(41,105)
Loss on warrant liability	—	16,976
Loss on Securities settlement liability	—	23,496
Amortization of deferred financing costs and discounts	1,452	1,724
SEC settlement	—	5,000
Shareholder derivative suit gain	—	(1,600)
Certain legal expenses	1,831	1,686
Litigation settlement reserve and related legal expenses	161	—
Plant closure and related costs	382	—
Asset impairment	244	—
Other SG&A adjustments(1)	(141)	—
Non-GAAP income before income taxes	12,685	6,177
GAAP income taxes	1,062	1,048
Tax effect of Non-GAAP adjustments	2,720	(971)
Non-GAAP income taxes	3,782	77
Non-GAAP net income	$8,903	$6,100
Non-GAAP EPS-diluted
EPS-diluted	$0.28	$0.21
Shares used in computing Non-GAAP	31,807	28,460

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended October 31,
	2014	2013
Net income (loss)	$7,694	$(42,153)
Income taxes	1,062	1,048
Income (loss) before income taxes	8,756	(41,105)
Interest expense, net	10,236	14,848
Income (loss) from operations	18,992	(26,257)
Loss on warrant liability	—	16,976
Loss on Securities settlement liability	—	23,496
SEC settlement	—	5,000
Shareholder derivative suit gain	—	(1,600)
Certain legal expenses	1,831	1,686
Litigation settlement reserve and related legal expenses	161	—
Plant closure and related costs	382	—
Asset impairment	244	—
Other SG&A adjustments(1)	(141)	—
Stock-based compensation expense	1,981	1,477
Depreciation and amortization	7,277	8,335
Adjusted EBITDA	$30,727	$29,113

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit.

Reconciliation of GAAP Selling, general and administrative ("SG&A") expenses to Adjusted Selling, general and administrative expenses:

	Three Months Ended October 31,
	2014	2013
SG&A	$28,582	$56,556
Less:
Loss on Securities settlement liability	—	23,496
SEC settlement	—	5,000
Shareholder derivative suit gain	—	(1,600)
Certain legal expenses	1,831	1,686
Litigation settlement reserve and related legal expenses	161	—
Plant closure and related costs	382	—
Asset impairment	244	—
Other SG&A adjustments(1)	(141)	—
Adjusted SG&A	$26,105	$27,974

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit.
About Diamond's Non-GAAP Financial Measures

This release and the accompanying conference call contain non-GAAP financial measures of Diamond's performance ("non-GAAP measures") for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond's non-GAAP financial measures do not reflect a comprehensive system of accounting principles, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, and its GAAP financial statements generally to evaluate its business.

Diamond believes that its non-GAAP financial measures provide meaningful information to investors because they allow investors to view the business through the eyes of management. Diamond believes that its non-GAAP financial measures provide meaningful supplemental information regarding Diamond’s operating results because they exclude amounts that Diamond excludes when monitoring operating results and assessing the performance of Diamond’s business. Diamond believes that its non-GAAP financial measures also facilitate comparison of its results for current periods with historical periods, and with its business outlook for future periods.

Non-GAAP net income, non-GAAP diluted earnings per share, and adjusted EBITDA are used by management as core measures of Diamond’s operating performance. For Diamond, non-GAAP net income and non-GAAP diluted earnings per share reflect adjustments to eliminate the effect of loss on warrant liability; loss on securities settlement liability; adjustments to eliminate the effect of amortization of deferred financing costs and discounts; SEC settlement; shareholder derivative suit gain; legal expenses primarily related to audit committee investigation and restatement and related matters; litigation settlement reserve and related legal expenses; Fishers plant closure and related costs; asset impairment; and UK compensation alignment benefit and foreign distributor exit benefit included in SG&A. Adjusted EBITDA reflects net income plus interest expense, income taxes, depreciation, amortization, and stock-based compensation, and also reflects the aforementioned adjustments (other than amortization of deferred financing costs and discounts, which is included in interest expense). Adjusted SG&A reflects adjustments to Selling, general and administrative costs to eliminate the impact of the aforementioned adjustments to income (other than loss on warrant liability and amortization of deferred financing costs and discounts, which are not in SG&A). We believe that non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and adjusted SG&A are useful indicators of Diamond’s ongoing operating performance. As a result, Diamond management reports feature these non-GAAP financial measures in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond's management uses these non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management and quarterly reports to Diamond’s Board of Directors. The principal limitation of the non-GAAP measures is that they exclude significant expenses that are required under GAAP to be recorded. They also reflect the exercise of management's judgments about which charges are excluded from the non-GAAP financial measures. Consequently, these non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. Diamond urges investors to review the reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and recommends that investors do not give undue weight to the non-GAAP financial measures or rely on any single financial measure to evaluate our business.

Contact

Investors:	Media:

ICR	ICR
Katie Turner	Anton Nicholas/Jessica Liddell
415-230-7952	415-445-7431